Exhibit 21

SUBSIDIARIES OF STEINER LEISURE LIMITED

Owned by Steiner Leisure Limited

Name of Subsidiary	Jurisdiction of Incorporation

Cosmetics Limited	The Bahamas
Elemis Limited	United Kingdom
Steiner Spa Resorts Limited	The Bahamas
Steiner Training Limited	United Kingdom
Steiner Transocean Limited	The Bahamas
Steiner U.S. Holdings, Inc.	Florida
Spa Resources Limited	The Bahamas

Owned by Steiner U.S. Holdings, Inc.

Steiner Education Group, Inc.	Florida
Steiner Beauty Products, Inc.	Florida
Steiner Management Services LLC	Florida
Steiner Spa Resorts (Nevada), Inc.	Florida

Owned by Steiner Education Group, Inc.

FCNH, Inc.	Florida
Mid-Atlantic Massage Therapy, Inc.	Florida
Virginia Massage Therapy, Inc.	Florida

Owned by Cosmetics Limited
Name of Subsidiary	Jurisdiction of Incorporation

EBSC Limited	The Bahamas

Owned by Elemis Limited

Name of Subsidiary	Jurisdiction of Incorporation

EJ Contracts Limited	United Kingdom
Emma Steiner Limited	United Kingdom

Owned by Steiner Training Limited
Name of Subsidiary	Jurisdiction of Incorporation

Steiner Group Limited	United Kingdom